UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
ITEM 3.02 Unregistered Sales of Equity Securities.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-2.1 Agreement and Plan of Merger, dated September 11, 2008
Ex-10.1 Indemnity Agreement, dated September 11, 2008 - Laurie A. Allen, Esq. (ARIAD Pharmaceuticals)
Ex-10.2 Indemnity Agreement, dated September 11, 2008 - Laurie A. Allen (ARIAD Gene Therapeutics)
Ex-10.3 Amendment to Employment Agreement, dated September 11, 2008 - Laurie A. Allen, Esq.
Ex-10.4 Guarantee, dated September 11, 2008 - Laurie A. Allen, Esq.
Ex-10.5 Consulting Agreement, dated September 11, 2008 - Laurie A. Allen, Esq.
Ex-99.1 Press release dated September 12, 2008

ITEM 1.01 Entry Into a Material Definitive Agreement.
Entry into Merger Agreement
As previously reported in filings with the Securities and Exchange Commission, the independent and disinterested members of the Board of Directors (the “Independent Directors”) of ARIAD Pharmaceuticals, Inc. (“ARIAD”) have been evaluating a variety of potential strategic alternatives with respect to acquiring the 20% minority interest of ARIAD’s 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc. (“AGTI”). The Independent Directors include all members of the Board of Directors of ARIAD other than Harvey J. Berger, M.D., ARIAD’s Chairman and Chief Executive Officer, and Jay R. LaMarche, a member of the ARIAD Board, each of whom are stockholders of AGTI.
On September 11, 2008, ARIAD’s Board approved, and ARIAD and AGTI entered into, an agreement and plan of merger (the “Merger Agreement”) pursuant to which AGTI has been merged with and into ARIAD. As stockholders of AGTI, Dr. Berger and Mr. LaMarche, abstained from the vote. Pursuant to the Merger Agreement, each of the 1,126,064 outstanding shares of AGTI common stock owned by AGTI’s minority stockholders has been converted into the right to receive two shares of ARIAD common stock. This exchange ratio was determined by the Independent Directors based on analyses received from an investment banking firm retained by the Independent Directors. In accordance with the provisions of section 262 of the Delaware General Corporation Law, any of the AGTI minority stockholders who properly demand appraisal of their AGTI shares will be entitled to seek a judicial determination of the fair value of such shares. If none of the AGTI minority stockholders exercise such appraisal rights, a total of 2,252,128 shares of ARIAD common stock will be issued, representing approximately 3.1 percent of the outstanding common stock of ARIAD following the transaction. Dr. Berger owns 178,571 shares of AGTI common stock, or 3.2% of the outstanding AGTI shares, and Mr. LaMarche owns 85,285 shares of AGTI common stock, or 1.5% of the outstanding AGTI shares. In addition, John D. Iuliucci, Ph.D., ARIAD’s Senior Vice President, Chief Development Officer, owns 35,714 shares of AGTI common stock, or 0.6% of the outstanding AGTI shares, and David L. Berstein, ARIAD’s Senior Vice President, Chief Intellectual Property Officer, owns 14,285 shares of AGTI common stock, or 0.3% of the outstanding AGTI shares.
The shares of ARIAD common stock to be issued in the merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering.
Copies of the Merger Agreement and of the press release announcing the merger are attached hereto as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.
Entry into Other Material Agreements in Connection with the Merger
In addition, immediately prior to the merger, ARIAD appointed Laurie A. Allen, Esq., ARIAD’s Senior Vice President, Chief Legal Officer and Secretary, as the sole director and the president and secretary of AGTI. In connection with her service to AGTI, on September 11, 2008, ARIAD amended Ms. Allen’s employment agreement and AGTI entered into a compensation arrangement and a post-employment consulting agreement with Ms. Allen, each as described below in Item 5.02.
The ARIAD Board also authorized the entry by ARIAD into an indemnity agreement with Ms. Allen that updates the provisions of ARIAD’s existing indemnification agreement with Ms. Allen. Pursuant to the terms of the new indemnity agreement, ARIAD shall indemnify, hold harmless and exonerate Ms. Allen in connection with any Proceeding (as defined in the agreement) to which she was, is or is threatened to be made a party, subject to specified exclusions. The agreement also provides for indemnification of all expenses actually and reasonably incurred in connection with such proceedings, as well as the right to advancement of expenses. The agreement continues in effect during the period Ms. Allen serves as an officer or director of ARIAD, or any other enterprise for which she serves at the request of ARIAD, and continues thereafter for so long as she may be subject to a proceeding. A copy of the indemnity agreement by and between ARIAD and Ms. Allen is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

On September 11, 2008, Ms. Allen also entered into an indemnity agreement with AGTI in connection with her service to AGTI. This agreement was assumed by ARIAD in connection with the merger described above. The terms of the indemnity agreement by and between AGTI and Ms. Allen are exactly the same as the terms set forth above with respect to the indemnity agreement by and between ARIAD and Ms. Allen. A copy of the indemnity agreement by and between AGTI and Ms. Allen is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
ITEM 3.02  Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above under “Entry into Merger Agreement” with respect to the issuance of shares of ARIAD common stock to the AGTI minority stockholders is incorporated by reference into this Item 3.02.
ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In connection with Ms. Allen’s appointment as the sole director and the president and secretary of AGTI, as described in Item 1.01 above under “Entry into Other Material Agreements in Connection with the Merger,” on September 11, 2008, the ARIAD Board authorized entry by ARIAD or AGTI into, or amendment of, the following compensatory arrangements with Ms. Allen:
(1)	Amendment to Employment Agreement — Ms. Allen’s employment agreement with ARIAD, dated March 4, 2002, as amended, was further amended to (i) modify the provisions concerning termination for disability, (ii) revise the definition of “cause” and require approval of any termination for “cause” by two-thirds of the ARIAD Board, (iii) modify the provisions regarding disclosure of confidential information, and (iv) remove the provisions concerning non-competition and non-solicitation. A copy of the amendment to Ms. Allen’s employment agreement is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(e).

(2)	Guarantee — AGTI entered into a Guarantee with Ms. Allen pursuant to which it agreed to perform all of the obligations of ARIAD under Ms. Allen’s employment agreement to the extent not performed by ARIAD. AGTI also agreed that, during Ms. Allen’s employment with ARIAD, Ms. Allen shall receive (i) a base salary at a rate no less than she currently receives, which rate shall be increased annually by the average percentage increase received by ARIAD’s executive officers, (ii) an annual bonus equal to at least 30% of her base salary, and (iii) health and dental benefits no less favorable than she currently receives, along with any improvements made available to ARIAD’s other senior executives. In addition, the agreement provides that, following a termination of her employment, Ms. Allen shall receive (i) continued health and dental coverage for two years, and (ii) a payment equal to two times the Black-Scholes value of any forfeited unvested options. The agreement also provides that ARIAD shall pay any legal expenses that she may incur in connection with enforcing her employment agreement or any other agreement with the company. The agreement was assumed by ARIAD in connection with the merger described in Item 1.01. A copy of the Guarantee is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(e).

(3)	Consulting Agreement — AGTI entered into a Consulting Agreement with Ms. Allen, commencing upon the termination of her employment for any reason with AGTI or any successor of AGTI. Pursuant to the terms of the agreement, Ms. Allen shall be paid a per diem rate of 1/261st of the aggregate base salary and bonus she received in the prior 12 month period. The agreement has a term of five years and may be terminated by the company in the event of death or for cause. The agreement was assumed by ARIAD in connection with the merger described in Item 1.01. A copy of the consulting agreement is attached hereto as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(e).
ITEM 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated September 11, 2008, by and between ARIAD Pharmaceuticals, Inc. and ARIAD Gene Therapeutics, Inc.
10.1+	Indemnity Agreement, dated September 11, 2008, by and between ARIAD Pharmaceuticals, Inc. and Laurie A. Allen, Esq.
10.2+	Indemnity Agreement, dated September 11, 2008, by and between ARIAD Gene Therapeutics, Inc. and Laurie A. Allen, Esq.
10.3+	Amendment to Employment Agreement, dated September 11, 2008, by and between ARIAD Pharmaceuticals, Inc. and Laurie A. Allen, Esq.
10.4+	Guarantee, dated September 11, 2008, by and between ARIAD Gene Therapeutics, Inc. and Laurie A. Allen, Esq.
10.5+	Consulting Agreement, dated September 11, 2008, by and between ARIAD Gene Therapeutics, Inc. and Laurie A. Allen, Esq.
99.1	Press release dated September 12, 2008.

(+)	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Date: September 17, 2008		Senior Vice President, Chief Financial Officer

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